CONSENT OF INDEPENDENT AUDITORS



The Shareholders and Board of Trustees
of the Lou Holland Growth Fund:


We consent to the use of our report incorporated herein by reference and the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


/s/ KPMG LLP
Chicago, Illinois
April 24, 2000